Exhibit 99.1

News Release

For Immediate Release:

October 16, 2008

International Barrier Technology Reports 27% Growth in Quarterly Sales Revenue and 12% Growth in Sales Volumes for the period ending September 30, 2008 (Q1 Fiscal 09)

Watkins, MN; Vancouver, BC October 16, 2008 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release revenue and sales volumes results for the quarter (Q1 Fiscal 09) and month ending September 30, 2008.  Overall revenue generated for the quarter was $1,588,598, a 27% increase over the $1,249,555 during the same period in 2007.  Revenue into the Residential Roof Deck Market grew 56% - $227,820 vs. $145,730 in 2007.  Revenue attributable to the Commercial Modular industry grew 7% to $556,826 (vs. $522,636 in Q1 08) and revenue from the Structural Insulated Panel market was $17,606.  Revenue for the month of September 2008 was $451,189, slightly higher than the $443,065 during the same period in 2007.

Sales volume of shipments of Blazeguard products for the quarter ending September 30, 2008 was 2,105,500 sq. ft.  This is an increase of 12% over the 1,883,300 sq. ft. that was shipped during the same period last year.  In addition, it was higher than any of the individual four quarters in Fiscal 2007 (Jul 07 – Jun 08).  Residential Roof Deck sales were higher by 67% (524,700 sq. ft. vs. 314,700 sq. ft. in Q1 Fiscal 08).  Quarterly Commercial Modular shipments were about equal year over year at 1,545,000 sq. ft. vs. 1,550,700 sq. ft.  Shipments into the Structural Insulated Panel market for the quarter were 35,800 sq. ft. vs. 17,900 sq. ft. in the comparable time period.

Shipment volumes for the month ending September 30, 2008 were 604,300 sq. ft.  This compares to the 696,100 sq. ft. shipped during the same period one year ago.  Commercial Modular shipments were 547,200 sq. ft. vs. 584,600 sq. ft. shipped during September 2007.  Shipments into the Residential Roof Deck Market for the month were 53,000 sq. ft. vs. 111,500 sq. ft., and 4,100 sq. ft. was shipped into the Structural Insulated Panel Market.

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology
(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com